UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2014

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On May 21, 2012, RAIT Financial Trust, or RAIT, entered into an At Market Issuance Sales Agreement, or the sales agreement, with MLV & Co. LLC, or MLV, pursuant to which RAIT could sell from time to time through MLV, up to 2,000,000 shares of RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, or the Series A preferred shares, up to 2,000,000 shares of RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares, or the Series B preferred shares, and up to 2,000,000 shares of RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares, or the Series C preferred shares and, together with the Series A preferred shares and the Series B preferred shares, the ATM preferred shares.

Effective as of January 10, 2014, or the termination date, RAIT and MLV agreed to terminate the sales agreement. RAIT did not incur any termination penalties as a result of the termination of the sales agreement. As of the termination date, pursuant to the sales agreement, RAIT had sold 1,309,288 Series A preferred shares and 609,712 Series A preferred shares remained unsold, RAIT had sold 30,165 Series B preferred shares and 1,969,835 Series B preferred shares remained unsold and RAIT had sold 40,100 Series C preferred shares and 1,959,900 Series C preferred shares remained unsold. Based on the last reported sale price of each series of ATM Preferred Shares on May 18, 2012, as shown on the cover of RAIT’s prospectus supplement dated May 21, 2012 for the terminated offering of ATM Preferred Shares, the ATM Preferred Shares that remained unsold pursuant to such prospectus supplement had a maximum aggregate public offering price of $102,148,582. The amount of such maximum aggregate offering price is available for future offerings of any securities registered pursuant to RAIT’s registration statement on Form S-3 (File No. 333-175901), which was declared effective on September 9, 2011.

A description of the material terms and conditions of the terminated sales agreement with MLV is set forth in RAIT’s Current Report on Form 8-K filed on May 25, 2012 and the description of those terms and conditions is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 13, 2014, RAIT Financial Trust issued a press release announcing a public offering of RAIT’s common shares of beneficial interest. A copy of this press release is furnished with this report as Exhibit 99.1 hereto. The information under Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report and Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Ex. No. Description

99.1 Press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

January 13, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release